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                                  EXHIBIT 23

              Consent of Independent Certified Public Accountants
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The Board of Directors
Reliance Acceptance Group, Inc. (formerly known as Cole Taylor Financial
 Group, Inc.):

    RE: Registration Statements on Form S-8
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    . Registration No. 33-84432
    . Registration No. 33-86798

We consent to incorporation by reference in the subject Registration Statements on Form S-8 of Reliance Acceptance Group, Inc. (formerly known as Cole Taylor Financial Group, Inc.) and subsidiaries (the Company) of our report dated March 3, 1997, relating to the consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of the Company.


Chicago, Illinois
March 31, 1997